Chief Executive Officer
Section 906 Certification under Sarbanes Oxley Act






I, Audrey Jones, certify that:

1. I have reviewed this report, filed on behalf of The SMALLCap Fund, Inc., on Form N-CSR;

2. Based on my knowledge and pursuant to 18 U.S.C. ss. 1350, the periodic report on Form N-CSR (the "Report") fully complies with the requirements of ss. 13 (a) or ss. 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




August 25, 2003                          /s/Audrey Jones
                                         ----------------------------
                                         Audrey Jones
                                         Chief Executive Officer
                                         The SMALLCap Fund, Inc.

Chief Financial Officer
Section 906 Certification under Sarbanes Oxley Act






I, Charles A. Rizzo, certify that:

1. I have reviewed this report, filed on behalf of The SMALLCap Fund, Inc., on Form N-CSR;

2. Based on my knowledge and pursuant to 18 U.S.C. ss. 1350, the periodic report on Form N-CSR (the "Report") fully complies with the requirements of ss. 13 (a) or ss. 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




August 25, 2003                               /s/Charles A. Rizzo
                                              --------------------------
                                              Charles A. Rizzo
                                              Chief Financial Officer
                                              The SMALLCap Fund, Inc.